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                                                              EXHIBIT C
CUSIP NO. 716723 10 1                                 PAGE 1 OF 3 PAGES

                  RESTATED ARTICLES OF INCORPORATION
                                  OF
                      WM. S. BARNICKEL & COMPANY

    On September 30th, 1987, Restated Articles of Incorporation,
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as set forth below, were adopted pursuant to Section 351.106(2)
R.S.Mo., 1978, as amended, by action of the shareholders of Wm. S. Barnickel & Company, a Missouri corporation. The following Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

    FIRST:  The name of the corporation is Wm. S. Barnickel & Company.
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    SECOND:  The address of its registered office in the State of
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Missouri is 369 Marshall Avenue, Webster Groves, Missouri 63119, and
the name of its registered agent at such address is Ellis L. Brown.

    THIRD:  The aggregate number and class of shares which the
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Corporation shall have authority to issue is eighty-eight hundred
(8,800) shares of common stock of a par value of ONE HUNDRED DOLLARS ($100.00) each.

    FOURTH:  The names and places of residence of the incorporators are:
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            Name                        Residence
            ----                        ---------

     Thos. R. Reyburn                St. Louis, Missouri
     Valle Reyburn                   St. Louis, Missouri
     H. Kerber                       St. Louis, Missouri

    FIFTH:  The number of directors is five (5); provided, that the
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number of directors shall be fixed by, or in the manner provided in, the By-laws of the Corporation; provided further, however, that in no event shall the number of directors be so fixed at less than three (3) without amendment of these Articles of Incorporation. Any change in the number of directors shall be reported to the Secretary of State within thirty (30) calendar days of such change.

    SIXTH:  The duration of the corporation is perpetual.
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    SEVENTH:  The corporation is formed for the following purposes:
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    1.  To purchase, subscribe for or otherwise acquire and own, hold as an investment or otherwise, use, sell, assign, deal in, transfer, mortgage, pledge, exchange or otherwise dispose of, alone or in syndicates or otherwise in conjunction with others, shares of capital stock, bonds debentures, notes, evidences of indebtedness and other securities, contracts or obligations of any corporation, association, partnership, entity, or governmental, municipal or public authority, domestic or foreign, and to pay therefor in whole or in part, in cash or by exchanging therefor shares of the capital stock, bonds, debentures, debenture stock, notes or other obligations of this corporation or any other corporation, and while the owner or holder of any such property to receive, collect and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect therefor all the rights, powers and privileges of ownership, including all voting powers of any securities so owned;

    2. To purchase or otherwise acquire the whole or any part of the property, assets, business, good-will or rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes, and other

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CUSIP NO. 716723 10 1                                  PAGE 2 OF 3 PAGES

        obligations of this corporation or otherwise or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

    3. To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to reissue or cancel the shares of its own capital stock or any securities or other obligations of this corporation;

    4. To promote or assist financially, by loan, subsidy, guaranty, contribution to capital or surplus, or otherwise, corporations, syndicates, partnerships, individuals or associations of all kinds, foreign or domestic, and in connection therewith to execute mortgages, deeds of trust, other forms of encumbrances, contracts and other types of written instruments;

    5. To purchase or otherwise acquire and own, hold, lease, develop, sell, exchange, or otherwise use, deal in or dispose of, mortgage or otherwise encumber, real property or any interest therein, and to purchase or otherwise acquire and own, hold, build, construct, erect, manage, operate, repair, restore, and to dispose of by sale, lease, mortgage or otherwise, buildings and structures of all types;

    6. To purchase or otherwise acquire and own, hold, lease, sell, or otherwise use, deal in or dispose of, mortgage or otherwise encumber personal property of every kind and description or any interest therein, and to operate, manage and maintain the same;

    7. To acquire, own, hold, buy, sell, transfer and otherwise dispose of patents and patent rights, trademarks and trade names, copyrights, licenses, franchises, permits and other evidences of right;

    8. In general to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its properties;

    9. To have and to exercise all powers necessary or incident to carrying out its corporate purposes, to exercise all other powers permitted by law, and to possess and enjoy all rights and powers which now or at any time hereafter may be granted to or exercised by a corporation of this character.

    EIGHTH:  The Board of Directors shall have the power to make,
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alter, amend or repeal the By-laws of the corporation from time to time.

    NINTH:
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    1.  The corporation shall indemnify each of its Directors, its
        President and its Vice Presidents to the full extent specified by Section 351.355 of the Revised Statutes of Missouri, as amended from time to time, (the "Indemnification Statute") and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by him in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of any corporation) by reason of the fact that he is or was serving the corporation or at the request of the corporation in any of the capacities referred to in the Indemnification Statute or arising out of his status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

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CUSIP NO. 716723 10 1                                  PAGE 3 OF 3 PAGES

    2. The corporation may, to such extent as it deems appropriate and as may be permitted by the Indemnification Statute, indemnify any other person referred to in the Indemnification Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that he is or was serving the corporation or at the request of the corporation in any such capacities or arising out of his status in any such capacity.

    3. The corporation is authorized to give or supplement any of the aforesaid indemnifications by By-law, agreement or otherwise and fund them by insurance to the extent it deems appropriate. Amounts to be paid under this Article shall be disbursed at such times and upon such procedures as the corporation shall determine. All such indemnification shall continue as to any person who has ceased to serve in any of the aforesaid capacities and shall inure to the benefit of the heirs, devisees and personal representatives of such person. Indemnification given under section 1 or given or supplemented under this section 3 of this Article NINTH shall survive elimination or modification of this Article with respect to any such expenses incurred in connection with claims arising out of acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

    IN WITNESS WHEREOF, these Restated Articles of Incorporation have been executed in duplicate on behalf of said corporation this 30th
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day of September, 1987.

                                      WM. S. BARNICKEL & COMPANY



                                      By:   /s/ ELLIS L. BROWN
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                                         Ellis L. Brown, President



                                     By:   /s/ RAYMOND R. HIRSCH
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                                        Raymond R. Hirsch, Secretary


STATE OF MISSOURI  )
                   ) SS.
CITY OF ST. LOUIS  )

    I, Jeffrey J. Shank, a notary public, do hereby certify that on
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this 30 day of September, 1987, personally appeared before me Ellis L.
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Brown and Raymond R. Hirsch, who, being by me duly sworn, declared that they are, respectively, the President and Secretary of Wm. S. Barnickel & Company, that they signed the foregoing document as, respectively, President and Secretary of the corporation, and that the statements therein contained are true.


                                              /s/ JEFFREY SHANK
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                                                   Notary Public

My Commission expires:
                                           JEFFREY J. SHANK
                                   NOTARY PUBLIC, STATE OF MISSOURI
                                      MY COMMISSION EXPIRES 4/9/89
                                            ST. LOUIS COUNTY

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